U.S. SECURITIES AND EXCHANGE
                                   COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                FOURTH AMENDMENT


                                  WINMARK, INC.
                 (Name of Small Business Issuer in its Charter)

         Nevada                       6770                     58-2679116
________________________________________________________________________________
(State or Jurisdiction    (Primary Standard Industrial      (I.R.S.  Employer
of Incorporation or        Classification Code Number)     Identification No.)
Organization)

                               607 E Street, S.E.
                             Washington, D.C. 20003
                                 (202) 544-6562
________________________________________________________________________________
 (Address and telephone number of Registrant's principal executive offices and principal place of business)


                            The O'Neal Law Firm, P.C.
                       Attention: William D. O'Neal, Esq.
                              668 North 44th Street
                             Phoenix, Arizona 85008
                               Ph: (602) 267-3855
                               Fax: (602) 267-7400
           __________________________________________________________
           (Name, address, and telephone number of agent for service)


Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If delivery of the prospectus is expected to be made pursuant to Rule 415, check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b)under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE


Title of each                       Proposed         Proposed
  Class of                           Maximum          Maximum        Amount of
Securities to     Amount to be    Offering Price     Aggregate     Registration
be Registered     Registered        Per Share      Offering Price      Fee
---------------- --------------- ----------------- ---------------- ------------
Common Stock             500,000  $0.10 per share(1)       $50,000        $6.34
---------------- --------------- ----------------- ---------------- ------------
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

Winmark hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until Winmark shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                  PRELIMINARY PROSPECTUS DATED OCTOBER 26, 2004


The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                   PROSPECTUS
                         500,000 shares of Common Stock
                                 $0.10 per share

                                  WINMARK, INC.

There has been no public market for our securities. We intend to offer, sell and distribute publicly not less than 500,000 shares our securities at an offering price of $0.10 per share, for an offering of $50,000. Our offering is being offered on a "best efforts", "all-or-none" basis during an offering period of 90 days, that may be extended for an additional 90 days. If less than $50,000 is received from the sale of the shares within the offering period, all investors' funds will be promptly refunded without interest and without any deductions for commission or other expenses. Subscribers will not be able to obtain return of their funds while in escrow. There will be a minimum purchase of 5,000 shares at $500. The securities and proceeds of this offering will be held in an escrow account until such time that we have identified a potential merger or acquisition candidate and proposed it to our investors, and our investors have had an opportunity to re-affirm their investment in accordance with the requirements of Rule 419 of Regulation C.

We intend to offer our securities directly to the public only through our sole officer and director in those jurisdictions where sales by such persons are permitted by law. No broker-dealer will be used to offer our securities to the public and no commissions will be paid to any third party. Mark Winstein, our sole officer and director, will not purchase any of our securities in this offering.


Investing in our securities  involves risk. See "Risk Factors" beginning on page
7.


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


The date of this prospectus is October 26, 2004.

                                TABLE OF CONTENTS
                                                                           Page

Prospectus Summary.............................................................5
Risk Factors...................................................................7
Use of Proceeds...............................................................11
Determination of Offering Price...............................................11
Dilution......................................................................12
Dividend Policy...............................................................13
Management's Plan of Operation................................................15
Description of Property.......................................................20
Management....................................................................22
Executive Compensation........................................................23
Principal Stockholders........................................................23
Certain Relationships and Related Transactions................................24
Market for Common Equity and Related Shareholder Matters......................24
Description of Securities.....................................................25
Plan of Distribution..........................................................26
Legal Proceedings ............................................................27
Legal Matters.................................................................27
Experts.......................................................................28
Changes in and Disagreements  with Accountants on Accounting and Financial Disclosures....................................................28
Where You Can Find More Information...........................................28
Index to Financial Statements.................................................29

                             Reliance on Prospectus


You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different. This prospectus may be used only where it is legal to sell these securities.


                      Dealer Prospectus Delivery Obligation

Until 90 days from the date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                               PROSPECTUS SUMMARY

                                   The Company

Winmark, a development stage corporation, was organized to provide a corporate entity in order to participate in a merger or acquisition with another entity meeting the requirements of Rule 419 of Regulation C. We are a blank check company and are subject to certain regulatory requirements imposed by Rule 419 of Regulation C under the Securities Act. We believe that following this offering certain opportunities to merge with, or acquire the assets of another corporate entity may become available to us due primarily to our status as a reporting publicly held company and to our flexibility in structuring and participating in certain business combinations, such as mergers and acquisitions. However, we have no plans, proposals, arrangements, understandings or agreements to participate in any specific merger or acquisition.

Winmark was originally incorporated in Nevada on December 22, 2003. On April 19, 2004 we filed a Certificate of Amendment with the State of Nevada changing our name to Winmark, Inc. In this prospectus, we refer to Winmark, Inc. as "Winmark", "we" and "us." Our principal executive offices are located at 607 E Street, S.E. Washington, D.C. 20003.

                                  The Offering


Securities Offered by Winmark, Inc.:                500,000 shares
Shares Outstanding Prior to Offering                5,000,000 shares
Shares Outstanding After Offering:                  5,500,000 shares
Comparative Share Ownership Upon Completion of
Offering:
 Current Shareholders (5,000,000 shares)            90.91%
 Public Shareholders (500,000 shares)               9.09%

Use of Proceeds                                     Business development;
                                                    working capita as utilized
                                                    by prospective business
                                                    opportunity candidate.

Winmark is offering 500,000 shares at $0.10 per share on a "best efforts", "all-or-none basis." We intend to offer our securities directly to the public only through our sole officer and director in those jurisdictions where sales by such persons are permitted by law. No broker-dealer will be used to offer our securities to the public and no commissions will be paid to any third party.

Mark Winstein, our sole director and officer will not purchase any of our securities in this offering. The securities and proceeds of this offering shall remain in escrow until the closing of this offering and the closing of a business opportunity, such as a merger or acquisition, but in no event shall the proceeds remain in escrow for more than 18 months.


                                 Use of Proceeds
                                ------------------
Mr. Winstein estimates we will receive net proceeds of approximately $50,000 from our sale of 500,000 shares offered by us. This estimate is based upon an offering price of $0.10 per share of common stock with no deduction for
estimated   offering  expenses  as  these  costs  are  being  paid  out  of  our pre-offering working capital. Also, we will pay no commissions or offer any discounts. These proceeds will be held in escrow until such time we have consummated a merger or an acquisition, at which time the proceeds will be available for use by the target company. As a target company has not yet been identified, it is impossible to accurately predict how these proceeds will be used. If we have not identified a target company and consummated a merger or acquisition within 18 months, the proceeds will be returned to the investors without interest and without deduction for commissions or discounts.

                             Selected Financial Data
                            -------------------------

The  following  table  sets  forth  selected  financial  information  concerning
Winmark:


                                             December 31, September 30,

                                                2003         2004
                                              (Audited)    (Unaudited)
                                             ------------ -------------
Balance Sheet:
  Current assets                              $         0   $         0
  Total assets                                          0             0
  Current liabilities                                   0             0
  Working capital                                       0             0
  Stockholders' equity                                  0             0
  Net tangible book value per share           $         0   $         0

Statement of Operations:
  Revenue                                     $         0   $         0
  Total expenses                                   22,000        22,000
  Net loss
                                                 $(22,000)     $(22,000)
                                             ------------ -------------

     The "Selected Financial Data" is a summary only and has been derived from and is qualified in its entirety by reference to Winmark's financial statements, included in this prospectus.

                                  RISK FACTORS
                                 --------------

The securities offered are highly speculative in nature and involve a high degree of risk. They should be purchased only by persons who can afford to lose their entire investment. This section sets forth all material risks known to management with respect to this offering. Therefore, each prospective investor should, prior to purchase, consider very carefully each of the following known material risk factors among other things, as well as all other information set forth in this prospectus. Our business is difficult to evaluate because we have no operating history and could result in additional expenses, difficulties and delays and could negatively impact our ability to raise future capital.


Our operations are subject to all of the risks inherent in the establishment of a new business enterprise, including, but not limited to:

     o    the absence of an operating history;

     o    the  problems,  expenses,   difficulties,   complications  and  delays
          frequently encountered by a new business; and

     o we have not been in business long enough to enable an investor to make a reasonable judgment as to our future performance.

Our sole officer and director has unilateral decision-making authority. Decisions as to which business opportunity to participate in will be unilaterally made by our sole officer and director, Mark Winstein, who may act without the consent, vote or approval of our shareholders. We have no plans, proposals, arrangements, understandings or agreements to participate in any specific business opportunity, such that, among other aforementioned factors, this offering is a "blank check" offering.

Our business has no revenues and will likely fail unless we merge with or acquire an operating business.

We are a development stage company and have had no revenues from operations. We may not realize any revenues unless and until we successfully merge with or acquire an operating business. If we do not find a suitable merger or acquisition candidate, our business will likely fail.

We intend to issue more shares in a merger or acquisition, which will result in substantial dilution.

Our certificate of incorporation authorizes the issuance of a maximum of 25,000,000 shares of common stock, $.001 par value. Any merger or acquisition effected by us may result in the issuance of additional securities without shareholder approval and may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. Moreover, the common stock issued in any such merger or acquisition transaction may be valued on an arbitrary or non-arms-length basis by our management, resulting in an additional reduction in the percentage of common stock held by our then existing shareholders.

We have substantial competition for business opportunities, which may affect our ability to merge with or acquire a business. We are and will continue to be an insignificant participant in the business of seeking business opportunities. A substantial number of established and well financed entities, including investment banking and venture capital firms, have recently increased their merger and acquisition activities, especially.

Nearly all such entities have substantially greater financial resources, technical expertise and managerial capabilities than we have and, consequently, we will be at a competitive disadvantage in identifying suitable merger or acquisition candidates and successfully concluding a proposed merger or acquisition. We have conducted no market research or identification of business opportunities, which may affect our ability to identify a business to merge with or acquire.

We have neither conducted nor have others made available to us results of market research concerning prospective business opportunities. Therefore, we have no assurances that market demand exists for a merger or acquisition as contemplated by us. Mr. Winstein has not identified any specific business combination or other transactions for formal evaluation, such that it may be expected that any such target business or transaction will present such a level of risk that conventional private or public offerings of securities or conventional bank financing will not be available. There is no assurance that we will be able to acquire a business opportunity on terms favorable to us. Decisions as to which business opportunity to participate in will be unilaterally made by Mr. Winstein, who may act without the consent, vote or approval of our shareholders. Our offering is significantly regulated by Rule 419 of Regulation C under the Securities Act, which will significantly increase our time and costs of doing business.

 Rule 419 of Regulation C under the Securities Act generally requires:

     o the deposit of the securities and proceeds of our offering in an escrow account, and that the investors may not have access to their securities and funds for up to 18 months from the date of the prospectus;

     o that if the money is returned to the investors they will not be receiving interest on their funds; and

     o that if a significant number of investors do not reconfirm their investment, the business combination may not be closed and the investors will not be issued their securities.

In contingency offerings, Rule 419 provisions relating to the release of funds and Exchange Act Rule 10b-9 obligations will apply. Rule 10b-9 prohibits as a "manipulative or deceptive device or contrivance" under Section 10(b) of the Exchange Act any representations that a security is being offered on an "all or none" or "part or none" basis, unless prompt refunds are made to purchasers if the represented number of securities is not sold at the specified price within the specified time and the total amount due the seller is not received by the seller by the specified date. Upon satisfaction of these conditions, Rule 419 continues to govern the use of offering proceeds.


For blank check offerings subject to both Rule 419 and Rule 10b-9, the requirements of Rule 10b-9 apply until the conditions of the offering governed by that Rule are met, for example, reaching the total offering amount in an all-or-none offering. Upon satisfaction of Rule 10b-9, the provisions of Rule 419 will continue to govern. Since we are a blank check company filing our initial registration statement for a contingent offering subject to Rule 10b-9, the provisions of the Rule apply only until the conditions subject to that Rule are met, but after satisfaction of such conditions an investor is not guaranteed a return of proceeds even if, as a result of investor refund requests under 419, the Rule 10b-9 conditions would no longer be met.

We may not be able to continue to operate as a going concern. Our ability to operate as a going concern is dependant upon the completion of this offering and the closing of a business opportunity, such as the merger with or acquisition of an operating business. If we receive less than all of the proceeds as a result of later refunds under Rule 419, we may not be able to implement the business plan of our business opportunity and we may, otherwise, be undercapitalized such that we may not have enough capital to implement and maintain our business operations. These requirements will significantly increase our time and costs of doing business.

We may be regulated under the Investment Company Act of 1940, which will significantly increase our compliance costs. Although we will be subject to regulation under the Securities Act and the Exchange Act, we believe that we will not be subject to regulation under the Investment Act insofar as (i) we will not be engaged in the business of investing or trading in securities, and
(ii) we will attempt to obtain a controlling interest in any merger or acquisition candidate. We have not obtained a formal determination from the Commission as to our status under the Investment Act and, consequently, any violation of such Investment Act or any proposed activities that may bring it within the Investment Act may subject us to material adverse consequences, including significant registration and compliance costs. Because we do not intend to register under the Investment Act, investors will not have the benefit of the various protective provisions imposed on investment companies, including requirements for independent board members, mandated by such Investment Act. We may be subject to certain tax consequences in our business, which may increase our costs of doing business.

In the course of any merger or acquisition that we may undertake, a substantial amount of attention will be focused upon federal and state tax consequences to both us, and the "target" company. Presently, under the provisions of federal and various state tax laws, a qualified reorganization between entities will generally result in tax-free treatment to the parties to the reorganization. While we expect to undertake any merger or acquisition so as to minimize federal and state tax consequences to both us, and the "target" company, there is no assurance that such business combination will meet the statutory requirements of a reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization may result in the imposition of both federal and state taxes that may have result in an increased cost to our business.

We may need additional capital to fund our operations and finance our growth during the 18 month offering period and we may not be able to obtain it on terms acceptable to us or at all, which could affect our ability to continue to operate as a going concern. Mr. Winstein intends to fund our operations and other capital needs, which are anticipated to be nominal, during the 18 month offering period, or until the closing of a merger or acquisition in accordance with the requirements of Rule 419 of Regulation C. Mr. Winstein will provide funds as required to pay for any filings required to maintain our corporate and reporting status, and to keep us in good standing with regulators and tax authorities. There is no cap on the amount of funds Mr. Winstein has agreed to provide. There is no written arrangement or agreement with Mr. Winstein for repayment of any such funds, and all advances are being made without interest, are unsecured, and will not be repaid out of the proceeds of this offering.

If Mr. Winstein is repaid at all, it will be from the working capital of the target company after a merger or acquisition is consummated; however, repayment of Mr. Winstein will not be a condition to the closing of any such transaction.

Our plan of operation following the effective date of this offering encompasses a merger with or acquisition of an operating business, but we will not know what our cash requirements will be until we close such merger or acquisition. We will not use any of the proceeds of this offering unless and until we close this offering and close a business opportunity. Should the business opportunity have profitable operations, its capital needs may not require the use of our proceeds that, in such event, will be held as working capital for future contingencies. Rule 419 requires the deposit of the securities and proceeds of the offering in an escrow account, which affects the liquidity for the escrowed securities. The proceeds of this offering must be placed in an escrow account. The proceeds could remain in the escrow account for up to 18 months from the date of this prospectus and an investor will not have access to such funds. Our management has other financial and business interests to which a significant amount of time is devoted, which may pose significant conflicts of interest.

Because Mr. Winstein has other financial and business interests, conflicts of interest may arise which may compete for his services and time. Mr. Winstein has no plans, proposals, arrangements, understandings or agreements to participate with any specific business opportunity with us. Mr. Winstein may, in the future, hold similar positions in other blank check companies, which may conflict with the interests of Winmark. Conflicts may also arise in important matters such as identifying and selecting a merger or acquisition candidate. There can be no assurance that Mr. Winstein will resolve all conflicts of interest in our favor. If a sufficient number of investors do not reconfirm their investment, the merger or acquisition will not be closed and investors will not be issued their securities.

A reconfirmation offer must commence within five (5) business days after the effective date of the post-effective amendment. If we do not receive written notification from any investor within 45 business days following the effective date, the funds held in the escrow account on such investor's behalf will be returned to the investor within five business days by first class mail or other equally prompt means. The merger or acquisition will be consummated only if upon execution of an agreement for the acquisition of a business or assets that will constitute our business (or a line of business) and for which the fair value of the business or net assets to be acquired represents at least 80 percent of the maximum offering proceeds, including proceeds received or to be received upon the exercise or conversion of any securities offered, but excluding amounts payable to non-affiliates for underwriting commissions, underwriting expenses, and dealer allowances. If a sufficient number of investors fail to reconfirm their investment, the merger or acquisition will not be closed and investors will not be issued their securities.

Purchase of our securities involves suitability standards, which may limit your ability to participate in our offering. Purchase of our securities offered hereby is suitable only for accredited investors who have no need for liquidity in this investment and who have adequate means of providing for their annual needs and contingencies. Accordingly, our securities offered hereby will not be sold to a prospective accredited investor, as defined in Rule 501 of Regulation D, unless such investor: (i) has a net worth (inclusive of homes, personal property and automobiles) of at least $1 million, or (ii) has during the last two years, and expects to have during the current year, gross income from any source of at least $200,000. We shall require each investor to execute a subscription agreement containing representations from the prospective accredited investor that such individual meets the above requirements.

This prospectus contains forward-looking statements and information relating to us, our industry and to other businesses. These forward-looking statements are based on the beliefs of our management, as well as assumptions made by and information currently available to our management. When used in this prospectus, the words "estimate," "project," "believe," "anticipate," "intend," "expect" and similar expressions are intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to risks and uncertainties that may cause our actual results to differ materially from those contemplated in our forward-looking statements. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.


                                USE OF PROCEEDS.

Mr. Winstein estimates we will receive net proceeds of approximately $50,000 from our sale of 500,000 shares offered by us. This estimate is based upon an offering price of $0.10 per share of common stock with no deduction for
estimated   offering  expenses  as  these  costs  are  being  paid  out  of  our pre-offering working capital. Also, we will pay no commissions or offer any discounts. Since this offering is a "blank check" offering, and we have not identified a merger or acquisition candidate, the use of proceeds of this offering cannot be described with specificity. We have no plans, proposals, arrangements, understandings or preliminary agreements to participate in any specific merger or acquisition. All of the net proceeds will be utilized by our merger or acquisition candidate for the development of its business and for working capital. Uses of working capital will include, but not be limited to, general and administrative salaries, exclusive of management salaries, associated benefits, office lease and expenses. The salaries of the management of the business opportunity candidate will be paid from such company's cash flow and not from the proceeds of this offering.

We intend to escrow all of the proceeds of this offering with Manufacturers and Traders Trust Company, a New York banking company, until the closing of this offering and the closing of a merger with or acquisition of a business. Following the completion of a merger with or acquisition of a business, all of the net proceeds will be used as described in the preceding paragraph. We have incurred expenses in connection with this offering totaling $25,956.34, which exceeds our pre-offering working capital of $22,000. Mr. Winstein has paid the difference of $3,956.34 out of his own personal funds without expectation of repayment from the proceeds of this offering.


                         DETERMINATION OF OFFERING PRICE
                        ---------------------------------

The offering price is not based upon our net worth, total asset value, or any other objective measure of value based upon accounting measurements. The offering price was determined by Mr. Winstein and was determined based upon the amount of funds needed by Winmark to start-up the business, and the number of shares Mr. Winstein, as the sole shareholder, was willing to allow to be sold.

                                    DILUTION
                                   ----------
"Dilution" is the difference between the offering price and the net tangible book value of our shares of common stock immediately after the offering. "Net tangible book value" is determined by dividing the number of shares of common stock issued and outstanding into our net tangible worth (tangible assets less liabilities).

Our net tangible book value at December 31, 2003, was $0.00, or $0.00 per share. Our pro forma net tangible book value at the closing of this offering will be
$50,000, or $0.0091 per share, assuming 500,000 shares are sold. These computations, which do not give effect to discounts and commissions of the offering as none are to be paid, represent an immediate increase in net tangible book value of $0.009 per share to present shareholders if the entire 500,000 shares offered are sold. These computations represent an immediate dilution of $0.091 per share to public investors if the entire 500,000 shares are sold. The following table illustrates the dilution of a public investor's equity in a share of common stock as of December 31, 2003, adjusted as described above.


                                 Assuming Fully
                                   Subscribed
                                    Offering
                                ---------------

Public offering price per share $ .10 Net tangible book value per share, before public offering $ 0.00) Increase (to present shareholders) per share attributable to our proceeds from sale to public investors $ 0.009 Pro forma net tangible book value per share, after public offering $ 0.0091 Dilution of book value per share to public investors $ 0.091 The public investors purchasing the securities offered hereby for $0.10 per share will own 500,000 shares of our common stock, or 9.09 percent of the outstanding shares, for which they will have paid $50,000. Mr. Winstein will own 5,000,000 shares, or 90.91 percent of the 5,500,000 shares that will then be outstanding upon completion of the offering, for which he shall have paid $22,000. The following table compares the public offering price of $0.10 per share and the percentage of our common stock to be owned by the public investors after giving effect to this offering, with the cash consideration paid and the percentage of our common stock to be owned by Mark Winstein, our sole current stockholder:




                                                       Average       Total        Percentage of
                            Shares    Percentage of   Price Per  Consideration        Total
                           Purchased  Total Shares      Share        Paid        Consideration Paid
                          ----------- -------------  -----------  ------------  -------------------
Shares to be Purchased by

Public Investors:             500,000          9.09     $   0.10      $ 50,000              69.44%
Shares Purchased by Mark
Winstein:                   5,000,000         90.91     $ 0.0044      $ 22,000              30.56%


------------------------- ----------- ------------- ------------ -------------  -------------------

                                 DIVIDEND POLICY
                                -----------------

We have never paid cash dividends on our common stock and have no plans to do so in the foreseeable future. The declaration and payment of any dividends in the future will be determined by our board of directors and will depend on a number of factors including our earnings, capital requirements and overall financial condition.

                            DESCRIPTION OF BUSINESS

Winmark, a development stage company, was incorporated in Nevada on December 22, 2003. Since inception, our principal activity has been directed to organizational efforts. We have not had any revenues since inception. Our sole objective is to acquire an operating business through a merger or acquisition. Winmark was organized to provide a corporate entity in order to participate in a merger or acquisition in accordance with the requirements of Rule 419 of Regulation C. We believe that following this offering certain opportunities to merge with or acquire an operating company may become available to us due primarily to our status as a reporting publicly held company. Decisions as to which business opportunity to participate in will be unilaterally made by Mr. Winstein, who may act without the consent, vote or approval of our shareholders. We currently have no plans, proposals, arrangements, understandings or agreements to participate in any specific business opportunity.

Mr. Winstein has passed a resolution that prohibits us from engaging in an acquisition or merger with any entity in which Mr. Winstein or his affiliates or associates serve as an officer or director, or hold an ownership interest. Persons purchasing shares in this offering and other shareholders will not have the opportunity to participate in any of our ordinary business decisions. Our proposed business is characteristically referred to as a blind pool since investors will entrust their investment funds to our management before they have the chance to analyze any ultimate use to which their funds may be used. Consequently, our potential success is heavily dependent on Mr. Winstein, who will have unilateral discretion in identifying and entering into an opportunity with an operating business, through merger or acquisition.

There are no plans, proposals, arrangements, understandings or agreements with respect to the sale of additional securities to affiliates or others following the registered distribution herein and prior to the identification of a business opportunity. We have, and will continue to have following the completion of this offering, insufficient capital with which to provide the owners of operating businesses with any substantial cash or other assets. However, Mr. Winstein believes that we will offer owners of operating businesses the opportunity to acquire a controlling ownership interest in a public company at substantially less cost than is required to conduct an initial public offering of securities. The owners of the operating business will, however, incur significant post-merger or acquisition registration costs in the event they wish to register a portion of their shares for subsequent sale. We will also incur significant legal fees and expenses in connection with the acquisition or merger of an operating business including:

     o the costs of preparing post-effective amendments, interim reports, quarterly reports, annual reports and proxy materials; and

     o legal fees and expenses incurred in the preparation of legal documents for mergers and acquisitions.

Nevertheless, Mr. Winstein has not conducted market research and is not aware of statistical data that would support the perceived benefits of a merger or acquisition transaction for the owners of a business opportunity. Compensation may be paid or profit transactions may occur in connection with a merger or acquisition by us by means of a stock exchange transaction or other similar means, including, but not limited to, payments of business advisory, legal and accounting fees, sales of current securities, positions and other methods of payment by which current security holders receive funds, securities or other assets.

Following the closing of this offering, we must maintain a current registration statement that may require updating by the filing of a post-effective amendment. A post-effective amendment is required when facts or events have occurred which represent a fundamental change in the information contained in the registration statement, such as the participation in a business opportunity related to a merger or acquisition. Further, upon the closing of the merger or acquisition, the successor company would assume significant compliance and reporting obligations and costs before the Commission, including the filing of a Form 8-K and a registration statement with the Commission in order to become an Exchange Act reporting company, which may have a material adverse effect on such company.

                      Dependence on One or a Few Suppliers

As we are a blank check company and conduct no operations other than seeking a suitable merger or acquisition candidate, our business is not dependent on one or a few suppliers.


         Patents, Trademarks, Licenses, Concessions, Royalty Agreements
                              or Labor Contracts.

We do not hold any patents or trademarks, nor are we subject to any licenses, concessions, royalty agreements or labor contracts.


            Need For Government Approval for our Products or Services

We are not required to apply for or have any government approval for our products or services.


               Effect of Governmental Regulations on our Business

We will be subject to federal laws and regulations that relate directly or indirectly to our operations. We will be subject to common business and tax rules and regulations pertaining to the operation of our business in the State of Nevada.

              Research and Development Costs for the Past Two Years

We have not expended funds for research and development costs in the past two years.

     Costs and Effects of Compliance with Environmental Laws and Regulations

Environmental regulations have had no materially adverse effect on our operations to date, but no assurance can be given that environmental regulations will not, in the future, result in a curtailment of service or otherwise have a materially adverse effect on our business, financial condition or results of operation. Public interest in the protection of the environment has increased dramatically in recent years. The trend of more expansive and stricter environmental legislation and regulations could continue. To the extent that laws are enacted or other governmental action is taken that imposes environmental protection requirements that result in increased costs, our business and prospects could be adversely affected.

                                    Employees

Our only employee is Mark Winstein, our sole officer and director.

                                   Bankruptcy

We  have  not  been  involved  in  any   bankruptcy,   receivership  or  similar
proceedings.

            MANAGEMENTS' DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
          -------------------------------------------------------------
Our plan of operation should be read in conjunction with our financial statements and the related notes that appear elsewhere in this prospectus. The discussion contains forward-looking statements that reflect our plans, estimates and beliefs of our development stage company. Our actual results may differ materially from those discussed in the forward-looking statements. Factors that may cause or contribute to these differences include, but are not limited to, those discussed below and elsewhere in this prospectus, particularly in "Risk Factors."

                                Plan of Operation
                               ------------------
Over the next 18 months, or to the date a merger or acquisition of an operating business is closed, Mr. Winstein intends to fund our operations and other capital needs, which are anticipated to be minor. This will enable us to close this offering and to possibly identify and conclude a closing of a merger or acquisition with an operating business. We do not anticipate requiring any additional funds during the next 18 months. Our plan of operation following the effective date of this offering encompasses a merger with or acquisition of an operating business, but we will not know what our cash requirements will be until we close such merger or acquisition. We will not use any of the proceeds of this offering unless and until we close a merger or acquisition with a qualified operating business and our investors have reconfirmed their investment in accordance with the requirements of Rule 419 of Regulation C. Mr. Winstein will bear the expense to locate and identify an operating business candidate, and those expenditures are expected to be minor. These expenses will be reimbursed following the closing of the merger or acquisition, with the consent of the operating business. Should the operating business have profitable operations, its capital needs may not require the use of our proceeds that, in such event, will be used in any manner that the new management deems appropriate. We have no plans, proposals, arrangements, understandings or agreements to participate in any specific business merger or acquisition. We have made no arrangements to obtain future additional financing beyond this 18 months period, if required, and there can be no assurance that such financing will be available, or that it will be available on terms acceptable to us.

           Evaluation of Potential Merger or Acquisition Opportunities
           -----------------------------------------------------------

During this period, the analysis of new business opportunities will be undertaken by or under the supervision of Mr. Winstein. Mr. Winstein intends to concentrate on identifying preliminary prospective business opportunities upon the closing of this offering. He may retain paid outside business advisors to assist in evaluating business opportunities. Mr. Winstein will not be entitled to a finder's fee for locating a merger or acquisition candidate. Such advisors, if any, will not be affiliated with Mr. Winstein or our company. We have no preliminary plans, proposals, arrangements, understandings or agreements with any party to borrow funds to increase the amount of capital available to complete a merger or acquisition.

Mr. Winstein may seek a business combination with firms which:

--   have recently commenced operations,

-- are developing companies in need of additional funds for expansion into new products or markets,

--   are seeking to develop a new product or service, or

-- are established businesses which may be experiencing financial or operating difficulties and are in need of additional capital.

We will not acquire a business unless the fair value of the acquisition candidate represents 80% of the maximum offering proceeds. Because we will be subject to ongoing reporting requirements, we will be required to furnish certain information about significant acquisitions, including audited financial statements for the business acquired, covering one, two or three years depending upon the relative size of the acquisition. Consequently, acquisition prospects that do not have or are unable to obtain the required audited statements will not be considered.

Mr. Winstein is planning to actively search for potential acquisition candidates through Internet websites where companies post their intentions to be acquired. He will also solicit recommendations for possible businesses from friends and business associates. He may also decide to advertise our intention to acquire a company through advertisements in financial publications.

Once a promising prospect is identified, Mr. Winstein will review financial, economic and technological data and projections of a prospective business merger or acquisition candidate, and will use his best judgment to determine its fair market value. In doing so, he will consider:

     o    the available technical, financial and managerial resources;

     o    working capital and other financial requirements;

     o    history of operations, if any;

     o    prospects for the future;

     o    nature of present and expected competition;

     o the quality and experience of management services which may be available and the depth of that management;

     o    the potential further research, development or exploration;

     o specific risk factors not now foreseeable but which then may be anticipated to impact the proposed activities of us;

     o    the potential for growth or expansion;

     o    the potential for profit;

     o the perceived public recognition or acceptance of products, services or trades;

     o    name identification; and

     o    other relevant factors.

Mr. Winstein will meet personally with management and key personnel of the business opportunity as part of his investigation. To the extent possible, he intend to utilize written reports and personal and professional investigations to evaluate the above factors. As noted previously, the costs to our company as we undertake the process of identifying and evaluating potential business mergers or acquisitions is expected to be nominal. They will generally consist of costs related to regulatory and corporate compliance filings with regulatory authorities and will be paid directly by Mr. Winstein as noted herein. Any costs associated with contracting third parties for evaluation of business prospects will be at the discretion of Mr. Winstein, and will also be paid directly by Mr. Winstein. The only other foreseeable cost during this period leading up to the closing of a merger or acquisition would be for Mr. Winstein' time, which he is not charging our company for, but is at his discretion as to the amount of time spent on our business.

The only milestone we are required to meet is to conclude and complete a merger or acquisition with an operating business within 18 months. During this period, we are planning to review as many prospects as necessary to complete a transaction within this milestone, but ultimately the number of prospects we investigate and evaluate, and the time spent on each prospect, is solely at the discretion and availability of Mr. Winstein.

  Structuring and Closing a Merger or Acquisition with a Prospective Candidate

Should we enter into an agreement to acquire or merge with a business candidate within the deadline milestone noted herein, it will likely be on the basis of a share exchange using our common stock, due to our lack of cash resources, and the prerequisite that all cash resources raised under this offering are to be used subsequent to a merger or acquisition for the operating business. In implementing a structure for a particular business acquisition, we may become a party to a merger, consolidation, reorganization, joint venture or licensing agreement with another corporation or entity. We may also purchase stock or assets of any existing business. On the consummation of a transaction, it is possible that our present management and shareholders will not be in control of our company. In addition, Mr. Winstein may, as part of the terms of the acquisition transaction, resign and be replaced by new management without a vote of our shareholders.

It is anticipated that any securities issued in any such reorganization would be issued in reliance on exemptions from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of this transaction, we may agree to register such securities either at the time the transaction is consummated, under certain conditions or at specified times thereafter. The issuance of substantial additional securities and their potential sale into any trading market that may develop in our securities may have a depressive and material adverse effect on such market.

While the actual terms of a transaction to which we may be a party cannot be predicted, it may be expected that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called "tax-free" reorganization under the Internal Revenue Code of 1986, as amended. In order to obtain tax-free treatment under the Code, it may be necessary for the owners of the acquired business to own 80 percent or more of the voting stock of the surviving entity. In such event, our shareholders, including investors in this offering, will retain 20 percent or less of the issued and outstanding shares of the surviving entity, which will result in significant dilution in the equity of such shareholders. With respect to any mergers or acquisitions, negotiations with target company management will be expected to focus on the percentage of our company that target company shareholders would acquire in exchange for their shareholdings in the target company. Depending upon, among other things, the target company's assets and liabilities, our shareholders will in all likelihood hold a lesser percentage ownership interest in us following any merger or acquisition. The percentage ownership may be subject to significant reduction in the event we acquire a target company with substantial assets. Any merger or acquisition effected by us can be expected to have a significant dilutive effect on the percentage of shares held by our then existing shareholders, including purchasers in this offering.

Securities owned or controlled by Mr. Winstein will not be sold in any business combination transaction without affording all of our shareholders a similar opportunity. It is unlikely that we will have sufficient funds from the proceeds of this offering to undertake any significant development, marketing and manufacturing of any products that may be acquired. Accordingly, following the acquisition of such product, we will, in all likelihood, be required to either seek additional debt or equity financing or obtain funding from third parties, in exchange for which we would probably be required to give up a substantial portion of our interest in any acquired product. There is no assurance that we will be able to either obtain additional financing or interest third parties in providing funding for the further development, marketing and manufacturing of any products acquired.

We will participate in a business opportunity only after the negotiation and execution of appropriate written agreements. Although the terms of such agreements cannot be predicted, generally such agreements will require specific representations and warranties by all of the parties thereto, will specify certain events of default, will detail the terms of closing and conditions which must be satisfied by each of the parties prior to such closing, will outline the manner of bearing costs if the transaction is not closed, will set forth remedies on default and will include miscellaneous other terms.

It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant merger and acquisition agreements, disclosure documents and other instruments will require substantial management time and attention and significant fees and expenses for attorneys, accountants and others. If a decision is made not to participate in a specific business opportunity, the costs and expenses therefore incurred in the related investigation would not be recoverable. Futhermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in the loss to us of the related costs and expenses incurred.

Our  operations   following  our  acquisition  of  an  interest  in  a  business opportunity will be dependent on the nature of the opportunity and interest acquired.

We are unable to predict whether we will be in control of the opportunity or whether present management will be in control of us following the acquisition. It may be expected that the business of the opportunity will present various risks to investors, certain of which have been generally summarized herein.

Subsequent to the closing of this offering and the closing of an acquisition or merger, our net proceeds will be for the development of the business and for working capital. The development of the business opportunity may be hampered by our limited resources and, as a result, may have a material adverse affect on our ability to continue as a going concern. In view of the limited amount of funds available to us in this offering, we may exhaust our limited financial resources soon after we merge with or acquire an operating business due to its financial demands.

                                   Regulation

Your Rights and Substantive Protections Under Rule 419

Escrowing of Offering Proceeds and Securities

The Securities Act imposes certain regulatory requirements on blank check offerings, such as our offering. In particular, Rule 419 of Regulation C under the Securities Act generally requires:

     o the deposit of the securities and proceeds of the offering in an escrow account;


     o the disclosure of certain offering terms of the escrow agreement and information regarding a probable merger or acquisition;

     o    a post-effective amendment of a probable merger or acquisition; and

     o the disclosure of certain conditions on the release of deposited funds and securities of the offering. For purposes of Rule 419, a blank check offering is a company, such as ours, that is a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.


We have established an escrow account for the funds and securities of our offering with Manufacturers and Traders Trust Company, an FDIC insured depository institution, in compliance with the Securities Act. If funds and securities are deposited into an escrow account maintained by an insured depository institution, the Act requires that the deposit account records of the insured depository institution must provide that funds and securities in the escrow account are held for the benefit of the purchasers named and identified in accordance with the regulations of the Federal Deposit Insurance Corporation, and the records of the escrow agent, maintained in good faith and in the regular course of business, must show the name and interest of each party to the account. All offering proceeds shall be deposited promptly into the escrow account; provided, however, that no deduction may be made for underwriting commissions, underwriting expenses or dealer allowances payable to an affiliate of us.

                           Investment of Net Proceeds

We intend to invest the deposited proceeds of our offering into an obligation that constitutes a "deposit," as that term is defined in the Federal Deposit Act. Interest or dividends earned on the funds, if any, shall be held in the escrow account until the funds are released. If funds held in the escrow account are released to a purchaser of the securities, the purchasers shall not receive interest or dividends earned, if any, on such funds. If funds held in the escrow account are released to us, interest or dividends earned on such funds up to the date of release will be released to us.

                                Securities Issued

All securities issued in connection with the offering whether or not for cash consideration, and any other securities issued with respect to such securities, including securities issued with respect to stock splits, stock dividends or similar rights, shall be deposited directly into the escrow account promptly upon issuance until the closing of this offering and the closing of a business opportunity, such as a merger or acquisition, and until the conditions for release of deposited funds and securities have been met. The identity of the purchaser of the securities shall be included on the stock certificates or other documents evidencing such securities.

Securities held in the escrow account are to remain as issued and deposited and shall be held for the sole benefit of the purchasers, who shall have voting rights, if any, with respect to securities held in their names, as provided by applicable state law. No transfer or other disposition of securities held in the escrow account or any interest related to such securities shall be permitted other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or the Employee Retirement Income Security Act, as amended. A copy of the escrow agreement, which outlines the terms and conditions above, has been included as an exhibit to our registration statement, of which this prospectus forms a part.

                            Post-Effective Amendment

If, during any period in which offers or sales of our securities are being made, a significant merger with or acquisition of a business or assets that will constitute our business and which the fair value of the business or net assets to be acquired represents at least 80 percent of the maximum offering proceeds, but excluding amounts payable to non-affiliates for underwriting commissions, underwriting commissions and dealer allowances, we shall promptly file a post-effective amendment that

     o discloses the information specified by the applicable registration statement form, including our financial statements and the company acquired or to be acquired and pro forma financial information required by the form and applicable rules and regulations; and

     o discloses the results of our initial offering, including, but not limited to the gross offering proceeds received to date, specifying the amounts paid for underwriting commissions, underwriting expenses and dealer allowances, amounts disbursed to us and amounts remaining in the escrow account; and the specific amount, use and application of funds disbursed to us to date, including, but not limited to, the amounts paid to officers, directors, promoters, controlling shareholders or affiliates, either directly or indirectly, specifying the amounts and purposes of such payments; and discloses the terms of the offering. Election to Remain an Investor

The terms of the offering must provide, and we must satisfy, the following conditions:

     o within five business days after the effective date of the post-effective amendment, we shall send by first class mail to each purchaser of securities held in escrow, a copy of the prospectus contained in the post-effective amendment and any amendment or supplement thereto;

     o each purchaser shall have no fewer than 20 business days and no more than 45 business days from the effective date of the post-effective amendment to notify us in writing that the purchaser elects to remain an investor. If we have not received such written notification by the 45th business day following the effective date of the post-effective amendment, funds and interest or dividends, if any held in escrow shall be sent by first class mail or other equally prompt means to the purchaser within five business days; should we return investors' funds under Rule 419, it may have a material adverse effect on our ability to implement our business plan;


     o    the  acquisition   meeting  the  criteria  set  forth  above  will  be
          consummated if 80% of the purchasers confirm their investment with us; and


     o if a consummated acquisition meeting the requirements above has not occurred by a date 18 months after the effective date of our initial registration statement, funds held in escrow shall be returned by first class mail to the purchasers within five business days following that date.

                         Release of Securities and Funds

Funds held in the escrow account may be released to us and securities may be delivered to the purchasers or other registered holders identified on the deposited securities only at the same time as or after:

     o the escrow agent has received a signed representation from us, together with other evidence acceptable to it, that the requirements with respect to the terms of the offering and filing with the Commission when we sign an agreement as described above have been met; and

     o consummation of an acquisition meeting the above described requirements. If funds and securities are released from the escrow account to us as described above, our prospectus will be supplemented to indicate the amount of funds and securities released and the date of the release. We will furnish to our security holders audited financial statements for our first full fiscal year of operations following consummation of an acquisition, together with other required information no later than 90 days after the end of the fiscal year and file the financial statements and additional information with the Commission.

                          Business Combination Deadline

If a consummated acquisition meeting the criteria described above has not occurred within 18 months after the date of this prospectus, funds held in the escrow account will be returned to the purchasers.

                         Investment Company Act of 1940

The Investment Act defines an "investment company" as an issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading of securities. While we do not intend to engage in such activities, we may become subject to regulation under the Investment Act in the event we obtain or continue to hold a minority interest in any number of enterprises. We may be expected to incur significant registration and compliance costs if required to register under the Investment Act. Accordingly, Mr. Winstein will continue to review our activities from time to time with a view toward reducing the likelihood that we may be classified as an "investment company." We may participate in a business opportunity by purchasing, trading or selling the securities of such business. However, we do not intend to engage primarily in such activities and are not registered and do not propose to register as an "investment company" under the Investment Act. We believe that such registration is not required. Specifically, we intend to conduct our activities so as to avoid being classified as an "investment company" under the Investment Act, and therefore avoid application of the costly and restrictive registration and other provisions of the Investment Act and the regulations promulgated thereunder. We intend to implement our proposed business in a manner that will not result in we being classified as an "investment company." Consequently, our participation in a business or opportunity through the purchase and sale of investment securities will be limited. In order to avoid classification as an investment company, we will use a significant portion of the net proceeds of this offering to search for, analyze, merge, acquire or participate in a business or opportunity by acquiring a majority interest therein, which does not involve the acquisition of investment securities as defined in the Investment Act. Implementation of our proposed business, especially if it involves a business reorganization as discussed above, may be necessitate changes in our capital structure, management, control and business. Each of these areas is regulated by the Investment Act, which regulation has the purported purpose of protecting purchases of investment company securities. Since we do not intend to register as an investment company, the purchasers in this offering will not otherwise be afforded these protections.



                             DESCRIPTION OF PROPERTY

Our principal executive offices currently occupy approximately 500 square feet of space located at 607 E Street, SE, Washington, D.C. 20003, on a lease-free basis provided by Mr. Winstein. We incur no costs in the use of our offices. Our telephone number is (202) 544-6562.


                                   MANAGEMENT

The directors and executive officers currently serving Winmark are as follows:

Name                 Age           Positions Held            Expiration of Term
------------------  ----- --------------------------------- -------------------
Mark Winstein         44   President/Secretary/Treasurer/    December 21, 2004
607 E Street, S.E.                    Director
Washington, D.C.
 20003

Mark Winstein, Age 44,President, Secretary, Treasurer, and Director: Mr. Winstein is the sole Officer and Director of Winmark. Mr. Winstein has served as a Director, Secretary and Treasurer since the inception of the Company on December 22, 2003. His current term as a Director expires, subject to re-election, on December 21, 2004. Mr. Winstein is currently the founder/ CEO and a director of Ecostructure Corporation, a Washington D.C. corporation formed in 2001, engaged in the business of environmental consulting. From 1990 through 2000, Mr. Winstein seved as the co-founder and director of Save America's Forests located in Washington, D.C. From 1984-1990, Mr. Winstein was the founder and president of Energy Saving Equipment Company located in St. Louis, Missouri. In 1982, Mr. Winstein earned a B.A degree in Asian Studies from Washington University in St. Louis, Missouri. Mr. Winstein has not served and does not now serve as a director for any other public corporation, and has never been an officer, director or shareholder in any other blank check company.

                             EXECUTIVE COMPENSATION

The following table sets forth certain information concerning the compensation paid by Winmark for services rendered in all capacities to Winmark from December 22, 2003 through the date of this prospectus of all officers and directors of our company.

Name and Principal                                        Underlying

Positions at 10/26/04      Salary   Bonus   Compensation    Options

  ------------------------------------------------------------------
  Mark Winstein (1)             0       0              0           0
  President/Treasurer
  Secretary/Director
  607 E Street, S.E.
  Washington, D.C.
  20003

(1) We have not paid any remuneration to Mr. Winstein since our inception. Mr. Winstein has not entered into an employment agreement with us and does not intend to do so in the foreseeable future.


                             PRINCIPAL STOCKHOLDERS
The following table sets forth certain information regarding our common stock owned on the date of this prospectus, and by (i) each person who is known by Winmark to own beneficially more than five percent of our common stock; (ii) each of our officers and directors; and (iii) all officers and directors as a group:


Name and Address                       Title       Number of Shares   % of Shares Before  % of Shares After
                                                                           Offering            Offering
---------------------------- --------------------- ----------------- ------------------- -------------------
Mark Winstein                Director, President,          5,000,000                100%              90.91%
607 E Street, S.E.           Secretary, Treasurer
Washington, D.C.  20003
---------------------------- --------------------- ----------------- ------------------- -------------------
All Officers and Directors                                5,000,000                 100%              90.91%
as a Group


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
                 ----------------------------------------------
In December, 2003, we issued 5,000,000 shares of common stock to Mark Winstein, our sole officer and directror, in private placement transaction for consideration of $22,000. The price of the common stock to such persons was $0.0044 per share. Mr. Winstein may be deemed to be a promoter of Winmark. Our principal executive offices are provided on a lease-free basis by our sole officer and director, Mark Winstein. We incur no costs in the use of our offices.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
            --------------------------------------------------------
                           Principal Market or Markets

Our common stock is not listed on any exchange and there is no public trading market for our common stock.

                   Approximate Number of Common Stock Holders


As of October 26, 2004 we had 5,000,000 shares of common stock issued and outstanding, held by a single shareholders. We have no issued and outstanding options or warrants. We have no other class of stock.

                        Shares Eligible for Future Sale.

Upon completion of the offering, we will have 5,500,000 shares of common stock outstanding. A current shareholder who is an "affiliate" of Winmark, defined in Rule 144 as a person who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, Winmark, will be required to comply with the resale limitations of Rule 144.

Purchasers of shares in the offering, other than affiliates, may resell their shares immediately. Sales by affiliates will be subject to the volume and other limitations of Rule 144, including certain restrictions regarding the manner of sale, notice requirements, and the availability of current public information about Sew Cal. The number of shares of our common stock that may potentially be resold subject to Rule 144 is 5,000,000 shares. The volume limitations generally permit an affiliate to sell, within any three month period, a number of shares that does not exceed the greater of one percent of the outstanding shares of common stock or the average weekly trading volume during the four calendar weeks preceding his sale. A person who ceases to be an affiliate at least three months before the sale of restricted securities beneficially owned for at least two years may sell the restricted securities under Rule 144 without regard to any of the Rule 144 limitations.

Upon the completion of this offering (assuming the offering is fully subscribed), we shall have 5,500,000 shares of our common stock issued and outstanding. In January 2000, the Commission issued an interpretative letter to the NASD which concluded that promoters or affiliates of a blank check company and their transferees would act as "underwriters" under the Securities Act when reselling the securities of a blank check company. Such letter also indicated that the Commission believed that those securities can be resold only through a registered offering. Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of such Rule. The Commission also believes that shareholders who obtain securities directly from a blank check issuer, rather than through promoters and affiliates, may not use Rule 144 to resell their securities, since their resale transactions would appear to be designed to distribute or redistribute securities to the public without compliance with the registration requirements of the Securities Act. If the outstanding shares were registered for resale, the Commission would take the view that Rule 419 of Regulation C would apply to those resales. Further, the resale offering would be considered an offering "by or on behalf of the registrant" for purposes of Rule 415(a)(4), which applies to "at the market" offerings, such that: o the offering includes securities registered (or qualified to be registered) on Form S-3 or Form F-3 which are to be offered and sold on a continuous or delayed basis by or on behalf of the registrant, a subsidiary of the registrant or a person of which the registrant is a subsidiary;

o the amount of securities registered for such purposes must not exceed ten percent of the aggregate value of our voting stock held by non-affiliates;

o    the securities  must be sold through an  underwriter  acting on our behalf;
     and

o the underwriter must be named in the prospectus. If all of the above requirements are not met, the offering must be priced and the securities sold only at the price as set forth in the prospectus and not at market prices.


                                 DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock and anticipate that future earnings, if any, will be retained for development of our business.


                            DESCRIPTION OF SECURITIES

                              General description.

The securities being offered are 500,000, shares of our common stock. Our Articles of Incorporation authorize the issuance of 25,000,000 shares of common stock, with a par value of $.001. The holders of our shares:


     (a) have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by our board of directors;
     (b) are entitled to share ratably in all of the assets of Winmark available for distribution upon winding up of the affairs of Winmark;
     (c) do not have preemptive subscription or conversion rights and there are no redemption or sinking fund applicable thereto; and
     (d) are entitled to one non- cumulative vote per share on all matters on which our shareholders may vote at all meetings of shareholders.

These securities do not have any of the following rights:

     (a)  cumulative or special voting rights;
     (b)  preemptive rights to purchase in new issues of shares;
     (c)  preference as to dividends or interest;
     (d)  preference upon liquidation; or
     (e)  any other special rights or preferences.

In addition, the shares are not convertible into any other security. There are no restrictions on dividends under any loan other financing arrangements or otherwise. We currently have 5,000,000 shares of common stock outstanding.

                              Non-Cumulative Voting

The holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of director, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of our directors.

                                 Transfer Agent

Our transfer agent is First American Transfer Company, 706 East Bell Road, #201, Phoenix, Arizona 85022; (602) 485-1346 Fax (602) 788-0423.


                          Report to Securities Holders

We will furnish to holders of our securities annual reports containing audited financial statements. We may issue other unaudited interim reports to our securities holders as we deem appropriate. Contemporaneously, with this offering, we intend to register our securities with the Commission under the provisions of Section 12(g) of the Exchange Act, as amended, and, in accordance therewith, we will be required to comply with certain reporting, proxy solicitation and other requirements of the Exchange Act.

                              PLAN OF DISTRIBUTION
                              --------------------
Winmark intends to offer, sell and distribute publicly 500,000 shares of our common stock at an offering price of $0.10 per share, for a total offering amount of $50,000. This offering is being offered on a "best efforts, "all-or-none" basis during the offering period. If 500,000 shares are not sold and paid for by midnight Eastern Standard Time on the last day of the offering period all proceeds will be refunded promptly to subscribers in full, without interest and deduction for commissions or expenses. If the last day of the sales period, or extended sales period, falls on a Saturday, Sunday or legal holiday, the next following business day shall be considered the last day of such period. No securities will be issued to the public investors until such time as the funds are deposited in the escrow account of Winmark within the time period described above. All proceeds will be deposited in an escrow account that we intend to establish with Manufacturers and Traders Trust Company, a New York banking corporation, before we offer any shares in this offering to the public until such time as the closing of this offering and the closing of a business opportunity, such as a merger or acquisition.

We intend to offer the securities directly to the public through our sole officer and director, Mark Winstein, in those jurisdictions where sales by such persons are permitted by law and, otherwise, pursuant to Rule 3a4-1(a)(2) of the Exchange Act. Accordingly, we believe Mr. Winstein qualifies for the safe harbor from broker-dealer registration set out in Rule 3a4-1(a)(2) of the Exchange Act as (i) Mr. Winstein will be the only individual offering the securities on behalf of Winmark and is not an associated person of any broker-dealer nor has he been in the prior 12 months; (ii) no commission or any other remuneration will be paid to Mr. Winstein on account of any such sales; (iii) Mr. Winstein intends primarily to perform at the end of the offering, substantial duties for or on behalf of Winmark otherwise than in connection with transactions in securities; and (iv) Mr. Winstein has not participated in the sale of any securities for any issuer in the past 12 months and does not intend to do so in the future except in accordance with Rule 3a4-1(a)4(ii)(C). No broker-dealers will be engaged to assist us in this offering.

Mr. Winstein will not purchase any of the securities of this offering. We have no plans, proposals, arrangements, understandings or agreements with any market maker regarding participation in the aftermarket for our securities. There are no plans, proposals, arrangements, understandings or agreements with respect to the sale of additional securities to affiliates or others following the registered distribution but prior to the identification of a business opportunity.

                             Penny Stock Regulations

The Commission has adopted regulations that generally define penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. Upon authorization of the securities offered hereby for quotation, such securities will not initially be exempt from the definition of penny stock. If the securities offered hereby fall within the definition of a penny stock following the effective date, our securities may become subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase.
Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to the broker-dealer, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the penny stock rules may restrict the ability of broker-dealers to sell our securities and may affect the ability of purchasers in this offering to sell our securities in the secondary market.


                        Exemption from State Registration

Winmark intends to offer and sell this offering to accredited investors pursuant to exemptions from registration in a limited number of states. As such, purchasers of the securities in this offering, and in any subsequent trading market, must be residents of such exempt states. However, Winmark intends to register this offering in the State of Nevada. As such, purchasers of the securities in this offering, and in any subsequent trading market, must be residents of such jurisdiction, absent an exemption from registration. Winmark will file a post-effective amendment to the registration statement, and related prospectus, for the purpose of disclosing additional states, if any, in which its securities will be eligible for sale.


                                LEGAL PROCEEDINGS
                                -----------------
We are not a party to any pending legal proceedings and, to the best of Mr. Winstein's knowledge, no such action by or against the us has been threatened.

                                  LEGAL MATTERS
                                  --------------
We have retained William D. O'Neal, Esq., as legal counsel for Winmark. The address is: The O'Neal Law Firm, P.C., 668 North 44th Street, Suite 233, Phoenix, Arizona 85008. Mr. O'Neal has no involvement with the day-to-day activities of Winmark.

              DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES


Our By-Laws allow for the indemnification of company officers and directors in regard to their carrying out the duties of their offices. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or other controlling persons in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.


                                     EXPERTS

No named expert or counsel was hired on a contingent basis. No named expert or counsel will receive a direct or indirect interest in the small business issuer. No named expert or counsel was a promoter, underwriter, voting trustee, director, officer, or employee of the small business issuer. The financial statements of Winmark as of December 31, 2003, included in the registration statement and this prospectus have been included herein in reliance on the report of Shelley International, C.P.A, independent certified public accountants, given on the authority of such firm as experts in accounting and auditing.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                      ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in and/or disagreements with Shelley International, C.P.A. on accounting and financial disclosure matters.

                       WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a registration statement on Form SB-2 under the Securities Act with respect to the securities offered in this prospectus. This prospectus does not contain all of the information contained in the registration statement and the exhibits and schedules to the registration statement. Some items are omitted in accordance with the rules and regulations of the Commission. For further information about Winmark and the securities offered under this prospectus, you should review the registration statement and the exhibits and schedules filed as a part of the registration statement. Descriptions of contracts or other documents referred to in this prospectus are not necessarily complete. If the contract or document is filed as an exhibit to the registration statement, you should review that contract or document. You should be aware that when we discuss these contracts or documents in the prospectus we are assuming that you will read the exhibits to the registration statement for a more complete understanding of the contract or document. The registration statement and its exhibits and schedules may be inspected without charge at the public reference facilities maintained by the Commission in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies may be obtained from the Commission after payment of fees prescribed by the Commission. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants, including United States, that file electronically with the Commission. The address of this Web site is www.sec.gov. You may also contact the Commission by telephone at
(800) 732-0330.

                          INDEX TO FINANCIAL STATEMENTS
                                                                           Page


  Report of Independent Certified Public Accountants .........................30

  Financial Statements for Fiscal Year ending December 31, 2003

  Balance Sheet...............................................................31

  Statement of Operations.....................................................32

  Statement of Stockholders' Equity...........................................33

  Statement of Cash Flows.....................................................34

  Notes to Financial Statements...............................................35


  Financial Statements for the Period ending September 30, 2004


  Balance Sheet...............................................................38

  Statement of Operations.....................................................39

  Statement of Stockholders' Equity...........................................40

  Statement of Cash Flows.....................................................41

  Notes to Financial Statements...............................................42

                REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

To the Board of Directors/Audit Committee
Winmark, Inc.

     I have audited the accompanying balance sheet of Winmark, Inc. (a development stage company and a Nevada corporation) as of December 31, 2003 and the related statements of operations, stockholders' equity, and cash flows for the period from December 22, 2003 (inception) to December 31, 2003. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

     I conducted my audit in accordance with auditing standards generally accepted in the United States. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

     In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Winmark, Inc. as of December 31, 2003 and the related statements of operations, stockholders' equity, and cash flows for the period from December 22, 2003 (inception) to December 31, 2003 in conformity with United States generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company is new and has no operations or revenues. The lack of operations raises substantial doubt about the Company's ability to continue as a going concern. See Note 3 for more details. These financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.


                            Shelley International CPA

January  26, 2004
Mesa, Arizona

                                  WINMARK, INC.
                                  Balance Sheet
                          (a development stage company)
                             as of December 31, 2003

                                                         12/31/03

                                     ASSETS

Cash                                                             0
                                                          --------
Total Current Assets                                             0
                                                          --------
Other Assets                                                     0
                                                          --------
Total Assets                                                     0
                                                          --------


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Accounts Payable                                                 0
                                                          --------
Total Current Liabilities                                        0
                                                          --------
Stockholders' Equity

Common Stock, authorized
25,000,000 shares,  issued and
outstanding 5,000,000 shares,
par value $0.001                                             5,000

Additional Paid in Capital                                  17,000

Deficit accumulated during development stage               (22,000)
                                                          --------
Total Stockholders' Equity                                       0
                                                          --------
Total Liabilities and Stockholders' Equity                       0
                                                          --------


The accompanying notes are an integral part of these statements

                                  WINMARK, INC.
                             Statement of Operations
                          (a development stage company)

     For the period from December 22, 2003 (inception) to December 31, 2003


Revenue                                                          0
                                                          --------
Expenses
Legal and Accounting                                        22,000
                                                          --------
Total Expenses                                             (22,000)
                                                          --------
Income before Taxes                                        (22,000)

Provision for Income Taxes                                       0
                                                          --------
Net Income (Loss)                                          (22,000)
                                                          --------
Primary and Diluted Earnings per Share                           a
                                                          --------
Weighted Average Number of Shares                        5,000,000
                                                         ---------

a = less than $0.01


The accompanying notes are an integral part of these statements

                                  WINMARK, INC.
                        Statement of Stockholders' Equity
                          (a development stage company)
                   From December 22, 2003 to December 31, 2003


                               Common    Stock    Paid in  Accumulated   Total
                               Shares    Amount   Capital   Deficit     Equity
                            ----------- --------- -------- ----------   --------
Balance, December 22, 2003            0         0        0           0        0

Initial capitalization
Sale of common stock          5,000,000     5,000   17,000               22,000

Retained Deficit                                               (22,000) (22,000)
                             ----------  -------- --------- ---------- ---------
Balance, December 31, 2003    5,000,000     5,000   17,000     (22,000)       0
                             ----------  -------- ---------  --------- ---------



The accompanying notes are an integral part of these statements

                                  WINMARK, INC
                             Statement of Cash Flows
                          (a development stage company)
           for the period from December 22, 2003 to December 31, 2003



Cash from Operations

Net Loss                                                   (22,000)

Changes in Receivable or Payables                                0
                                                       -----------
Cash (Used)Provided by Operations                          (22,000)
                                                       -----------
Cash Used for Investing                                          0
                                                       -----------
Cash Provided by Financing

Sale of Common Stock                                        22,000
                                                       -----------
Cash Provided by Financing                                  22,000
                                                       -----------
Net Change in Cash                                               0

Beginning Cash                                                   0
                                                       -----------
Ending Cash                                                      0
                                                       -----------

Supplemental Cash Flow Information
Taxes Paid
Year 2003 $0

Interest Paid
Year 2003 $0

The accompanying notes are an integral part of these statements

                                  WINMARK, INC.
                          NOTES TO FINANCIAL STATEMENTS


NOTE 1.  GENERAL ORGANIZATION AND BUSINESS

Winmark, Inc. (the Company) was incorporated under the laws of the state of Nevada on December 22, 2003. The Company has one sole officer, director and shareholder. The Company is a blank check company subject to Rule 419. The Company was organized to acquire or merge with another business or company. The officer is currently looking for potential merger candidates but currently has none.

The Company has been in the development stage since inception and has no operations to date. Other than issuing shares to the sole shareholder there have been no operations.

NOTE  2. SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

The Company has no assets or debt as of December 31, 2003. The relevant accounting policies and procedures are listed below.

Accounting Basis
The basis is generally accepted accounting principles.

Earnings per Share

The basic earnings (loss) per share is calculated by dividing the Company's net income available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity.

The Company has not issued any options or warrants or similar securities since inception.

Dividends The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid during the periods shown.

Income Taxes
The provision for income taxes is the total of the current taxes payable and the net of the change in the deferred income taxes. Provision is made for the deferred income taxes where differences exist between the period in which transactions affect current taxable income and the period in which they enter into the determination of net income in the financial statements.


Stock Based Compensation

The Company accounts for its stock based compensation based on provisions in SFAS No. 123, Accounting for Stock-Based Compensation which utilizes the fair method for the valuation of its securities given as compensation.

Advertising

Advertising is expensed when incurred. There has been no advertising during the periods.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3.  GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. However the Company has no current source of revenue, nor operations. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. It is management's plan to seek a suitable merger candidate which would supply the needed cash flow.

NOTE 4.  STOCKHOLDERS' EQUITY

Common Stock On December 22, 2003 (inception), the Company issued 5,000,000 shares of its $0.001 par value common stock to it sole shareholder for $22,000. This has been the structure from that time until the present.

NOTE 5   RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property. Most office services are provided without charge by the president who lives in Washington, D.C. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. Some expenses, as explained above, were reimbursed. The officer(s) and director(s) of the Company are involved in other business activities and may, in the future, become involved in other business opportunities becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 6   PROVISION FOR INCOME TAXES

The Company provides for income taxes under Statement of Financial Accounting Standards NO. 109, Accounting for Income Taxes. SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In the Company's opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net deferred tax asset. Accordingly, a valuation allowance equal to the deferred tax asset has been recorded. The total deferred tax asset is $4,840, which is calculated by multiplying a 15% estimated tax rate by the items making up the deferred tax account, organization costs of $22,000, The total valuation allowance is a comparable $4,840.

The provision for income taxes is comprised of the net changes in deferred taxes less the valuation account plus the current taxes payable as shown in the chart below.

                  Net changes in  Deferred Tax Benefit less than
                   valuation account                                       0

                  Current Taxes Payable                                    0
                                                                  -----------
                  Net Provision for Income Taxes                           0
                                                                  -----------

NOTE 7   REVENUE AND EXPENSES

The Company currently has no operations and no revenue.

NOTE 8   OPERATING LEASES AND OTHER COMMITMENTS:

As explained in the note pertaining to related parties, the Company uses the offices of its president with no charge. The Company also has no assets or lease obligations of any kind. The five year projection of these future obligations of any kind. The five year projection of these future obligations are as followings will be zero in each year.

                             Year 1    Year 2    Year 3   Year 4    Year 5
                           --------  --------  --------  -------  --------
Operating Leases, etc            0          0         0        0         0


NOTE 9   SUBSEQUENT EVENTS

The Company is currently filing papers to conduct a blank check offering subject to Rule 419 of Regulation C. This offering is still in the preparation process and has not been filed nor approved as of the report date. This offering calls for the sale of 500,000 shares of common stock at a price of $0.10 per share. When completed, the sale will net the Company $50,000.


                                  WINMARK, INC.
                          (A Development Stage Company)


                              FINANCIAL STATEMENTS

                                   (Unaudited)



                               SEPTEMBER 30, 2004

                                  WINMARK, INC.
                         (A Development Stage Company)
                                 BALANCE SHEETS

                                             September 30,      December 31,
                                                 2004              2003

------------------------------------------- ----------------- -----------------
                                               (Unaudited)
ASSETS

Current assets
                                             $              -  $              -
                                             ----------------  ----------------
    Total current assets                                    -                 -

Other assets                                                -                 -
                                             ----------------  ----------------

Total assets                                 $              -  $              -
========================================    ================= =================

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
                                             $              -  $              -
                                             ----------------  ----------------
    Total current liabilities                               -                 -
                                             ----------------  ----------------
Stockholders' equity
 Common stock
 Authorized
 25,000,000 shares with a par
  value of $0.001
 Issued and outstanding
 5,000,000  shares                                      5,000             5,000
 Additional paid-in capital                            17,000            17,000
 Deficit accumulated during
 the development stage                                (22,000)          (22,000)
                                             ----------------  ----------------

Total stockholders' equity                                  -                 -
                                             ----------------  ----------------

Total liabilities and stockholders' equity   $              -  $              -
==========================================  ================= =================



The accompanying notes are an integral part of these financial statements.

                                 WINMARK, INC.
                         (A Development Stage Company)
                            STATEMENT OF OPERATIONS
                                  (Unaudited)


                                                                    Cumulative
                                                                   Amounts From
                                                                      Date of
                                                                  Incorporation

                                     Nine Month     Six Month    on December 22,
                                   Period Ended    Period Ended       2003 to
                                   September 30,     June 30,      September 30,
                                       2004            2004             2004

                                   -------------  -------------  ---------------


REVENUE                            $              $              $
                                   -------------  -------------  ---------------
                                               -              -               -
                                   -------------  -------------  ---------------
OPERATING EXPENSES

    Legal and accounting
                                               -              -          22,000
                                   -------------  -------------  ---------------
Loss before income taxes
                                                              -               -
Provision for income taxes
                                               -              -               -

Net loss for the period            $           -  $           -  $      (22,000)
================================== =============  =============  ===============

Basic and diluted loss per
common share                                      $           -  $            -

================================== =============  =============  ===============

Weighted average number
of common shares
outstanding                           5,000,000       5,000,000
================================== =============  =============  ===============



The accompanying notes are an integral part of these financial statements.

                                 WINMARK, INC.
                         (A Development Stage Company)
                       STATEMENT OF STOCKHOLDERS' EQUITY
                                  (Unaudited)

                                             Common Stock                            Deficit
                                     -----------------------------                 Accumulated
                                                                     Additional     During the       Total
                                                                     Paid in       Development   Stockholders'
                                            Shares         Amount    Capital          Stage         Equity
  ---------------------------------- -------------- -------------- -------------- -------------- --------------
  Inception, December 22, 2003                    -   $          -   $          -   $          -   $          -

   Initial capitalization
        Sale of common stock              5,000,000          5,000         17,000              -         22,000

       Net loss for the year                      -              -              -        (22,000)       (22,000)
                                      -------------  -------------  -------------  -------------  -------------
  Balance, December 31, 2003              5,000,000          5,000         17,000        (22,000)             -

       Net loss for the period                    -              -              -               -             -
                                      -------------  -------------  -------------  -------------  -------------

  Balance, September 30, 2004            5,000,000    $     5,000    $     17,000   $    (22,000)  $          -

  ================================== ============== ============== ============== ============== ==============



The accompanying notes are an integral part of these financial statements.

                                 WINMARK, INC.
                         (A Development Stage Company)
                            STATEMENT OF CASH FLOWS
                                  (Unaudited)

                                                                                                    Cumulative
                                                                                                  Amounts From
                                                                                                       Date of
                                                                                                 Incorporation

                                                                  Nine Month        Six Month      on December
                                                                Period Ended     Period Ended              22,
                                                               September 30,         June 30,          2003 to
                                                                        2004             2004    September 30,

                                                                                                          2004
------------------------------------------------------------ ---------------- ---------------- ---------------

CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss for the period                                                                    $       (22,000)
                                                             -------------------------------------------------
Net cash used in operating activities                                                                  (22,000)
                                                             -------------------------------------------------
                                                                            -                -
CASH FLOWS FROM FINANCING ACTIVITIES
    Proceeds from issuance of common stock                                                              22,000
                                                             -------------------------------------------------
                                                                            -                -
Net cash provided by financing activities                                                               22,000
                                                             -------------------------------------------------
                                                                            -                -
Change in cash during the period                                                                             -
                                                                            -                -
Cash, beginning of the period                                                                                -
                                                             -------------------------------------------------
                                                                            -                -


Cash, end of the period                                      $                   $             $             -
                                                                            -                -
============================================================ ================ ================ ===============

Supplemental disclosure with respect to cash flows:
      Cash paid for income taxes                             $              -    $           -   $           -
      Cash paid for interest                                 $              -    $           -   $           -
============================================================ ================ ================ ===============


The accompanying notes are an integral part of these financial statements.

                                 WINMARK, INC.
                         (A Development Stage Company)
                       NOTES TO THE FINANCIAL STATEMENTS

(Unaudited) SEPTEMBER 30, 2004


NOTE 1.  GENERAL ORGANIZATION AND BUSINESS

Winmark, Inc. (the Company) was incorporated under the laws of the state of Nevada on December 22, 2003. The Company has one sole officer, director and shareholder. The Company is a blank check company subject to Rule 419. The Company was organized to acquire or merge with another business or company. The officer is currently looking for potential merger candidates but currently has none.

The Company has been in the development stage since inception and has no operations to date. Other than issuing shares to the sole shareholder there have been no operations.

NOTE  2. SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES


The Company has no assets or debt as of September 30, 2004. The relevant accounting policies and procedures are listed below.


Accounting Basis
The basis is generally accepted accounting principles.

Earnings per Share

The basic earnings (loss) per share is calculated by dividing the Company's net income available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity.

The Company has not issued any options or warrants or similar securities since inception.

Dividends
The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid during the periods shown.

Income Taxes
The provision for income taxes is the total of the current taxes payable and the net of the change in the deferred income taxes. Provision is made for the deferred income taxes where differences exist between the period in which transactions affect current taxable income and the period in which they enter into the determination of net income in the financial statements.

Stock Based Compensation

The Company accounts for its stock based compensation based on provisions in SFAS No. 123, Accounting for Stock-Based Compensation which utilizes the fair method for the valuation of its securities given as compensation.

                                 WINMARK, INC.
                         (A Development Stage Company)
                       NOTES TO THE FINANCIAL STATEMENTS

(Unaudited) SEPTEMBER 30, 2004


NOTE 2. ADVERTISING

Advertising is expensed when incurred. There has been no advertising during the periods.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3.  GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. However the Company has no current source of revenue, or operations. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. It is management's plan to seek a suitable merger candidate, which may supply the needed cash flow.

NOTE 4.  STOCKHOLDERS' EQUITY

Common Stock On December 22, 2003 (inception), the Company issued 5,000,000 shares of its $0.001 par value common stock to it sole shareholder for $22,000. This has been the structure from that time until the present.

NOTE 5.  RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property. Most office services are provided without charge by the president who lives in Canada. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. Some expenses, as explained above, were reimbursed. The officer(s) and director(s) of the Company are involved in other business activities and may, in the future, become involved in other business opportunities becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 6.  PROVISION FOR INCOME TAXES

The Company provides for income taxes under Statement of Financial Accounting Standards NO. 109, Accounting for Income Taxes. SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In the Company's opinion, it is uncertain whether they will generate sufficient taxable income in

                                 WINMARK, INC.
                         (A Development Stage Company)
                       NOTES TO THE FINANCIAL STATEMENTS

(Unaudited) SEPTEMBER 30, 2004


the future to fully utilize the net deferred tax asset. Accordingly, a valuation allowance equal to the deferred tax asset has been recorded. The total deferred tax asset is $4,840, which is calculated by multiplying a 15% estimated tax rate by the items making up the deferred tax account, organization costs of $22,000,. The total valuation allowance is a comparable $4,840.

The provision for income taxes is comprised of the net changes in deferred taxes less the valuation account plus the current taxes payable as shown in the chart below.

                  Net changes in  Deferred Tax Benefit less than
                   valuation account                                         -

                  Current Taxes Payable                                      -
                                                                   -----------
                  Net Provision for Income Taxes                             -
                                                                   -----------


NOTE 7.  REVENUE AND EXPENSES

The Company currently has no operations and no revenue.

NOTE 8.  OPERATING LEASES AND OTHER COMMITMENTS:

As explained in the note pertaining to related parties, the Company uses the offices of its president with no charge. The Company also has no assets or lease obligations of any kind. The five year projection of these future obligations of any kind. The five year projection of these future obligations are as followings will be zero in each year.

--------------------------------------------------------------------------------
                           Year 1    Year 2     Year 3      Year 4     Year 5
Operating Leases, etc           0         0          0           0          0

--------------------------------------------------------------------------------


NOTE 9.  SUBSEQUENT EVENTS

The Company is currently in the process of filing documents to conduct a blank check offering subject to Rule 419 of Regulation C. This offering is still in the preparation process and has not been filed nor approved as of the report date. This offering calls for the sale of 500,000 shares of common stock at a price of $0.10 per share. When completed, the sale will net the Company $50,000.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

                   Indemnification of Directors and Officers.

Our Articles of Incorporation provide that we must indemnify our directors and officers to the fullest extent permitted under Nevada law against all liabilities incurred by reason of the fact that the person is or was a director or officer or a fiduciary of our company. The effect of these provisions is potentially to indemnify our directors and officers from all costs and expenses of liability incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with Winmark. Pursuant to Nevada law, a corporation may indemnify a director, provided that such indemnity shall not apply on account of:


     (a) acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law;

     (b)  unlawful distributions; or

     (c) any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled.


Such indemnification provisions are intended to increase the protection provided directors and, thus, increase out ability to attract and retain qualified persons to serve as directors. Because directors liability insurance is only available at considerable cost and with low dollar limits of coverage and broad policy exclusions, we do not currently maintain a liability insurance policy for the benefit of our directors although we may attempt to acquire such insurance in the future. We believe that the substantial increase in the number of lawsuits being threatened or filed against corporations and their directors and the general unavailability of directors liability insurance to provide protection against the increased risk of personal liability resulting from such lawsuits have combined to result in a growing reluctance on the part of capable persons to serve as members of boards of directors of public companies. We also believe that the increased risk of personal liability without adequate insurance or other indemnity protection for its directors could result in overcautious and less effective direction and management of our company. Although no directors have resigned or have threatened to resign as a result of our failure to provide insurance or other indemnity protection from liability, it is uncertain whether our directors would continue to serve in such capacities if improved protection from liability were not provided. The provisions affecting personal liability do not abrogate a director's fiduciary duty to Winmark and our shareholders, but eliminate personal liability for monetary damages for breach of that duty. The provisions do not, however, eliminate or limit the liability of a director for failing to act in good faith, for engaging in intentional misconduct or knowingly violating a law, for authorizing the illegal payment of a dividend or repurchase of stock, for obtaining an improper personal benefit, for breaching a director's duty of loyalty (which is generally described as the duty not to engage in any transaction which involves a conflict between the interest of the registrant and those of the director) or for violations of the federal securities laws. The provisions also limit or indemnify against liability resulting from grossly negligent decisions including grossly negligent business decisions relating to attempts to change control of Winmark.

The provisions regarding indemnification provide, in essence, that we will indemnify our directors against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding arising out of the director's status as a director of Winmark, including actions brought by or on behalf of Winmark (shareholder derivative actions). The provisions do not require a showing  of good  faith.  Moreover,  they  do not  provide  indemnification  for liability arising out of willful misconduct, fraud, or dishonesty, for "short-swing" profits violations under the federal securities laws, or for the receipt of illegal remuneration. The provisions also do not provide indemnification for any liability to the extent such liability is covered by insurance. One purpose of the provisions is to supplement the coverage provided by such insurance. However, as mentioned above, we do not currently provide such insurance to our directors, and there is no guarantee that we will provide such insurance to our directors in the near future although we may attempt to obtain such insurance. The provisions diminish the potential rights of action that might otherwise be available to shareholders by limiting the liability of officers and directors to the maximum extent allowable under Nevada law and by affording indemnification against most damages and settlement amounts paid by a director of Winmark in connection with any shareholders derivative action. However, the provisions do not have the effect of limiting the right of a shareholder to enjoin a director from taking actions in breach of his fiduciary duty, or to cause us to rescind actions already taken, although as a practical matter courts may be unwilling to grant such equitable remedies in circumstances in which such actions have already been taken. Also, because the registrant does not presently have directors liability insurance and because there is no assurance that we will procure such insurance or that if such insurance is procured it will provide coverage to the extent directors would be indemnified under the provisions, we may be forced to bear a portion or all of the cost of the director's claims for indemnification under such provisions. If we are forced to bear the costs for indemnification, the value of our stock may be adversely affected. In the opinion of the Commission, indemnification for liabilities arising under the Securities Act is contrary to public policy and, therefore, is unenforceable.

                  Other Expenses of Issuance and Distribution.

The following is an itemization of expenses, incurred and paid by us in connection with the issuance and distribution of the securities being offered hereby.


Commission Registration and Filing Fee           $       6.34
Transfer Agent Fees                                    250.00
Financial Printing                                     200.00
Accounting Fees                                      1,500.00
Legal Fees                                          20,000.00
Escrow Fees                                          4,000.00
Miscellaneous                                               0
-------------------------------------------------------------
  TOTAL                                             25,956.34


Mr. Winstein shall be responsible for the payment of any and all expenses incurred by registrant in connection with the issuance and distribution of securities being offered hereby that exceed our initial pre-offering capital of $22,000.


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


                    Recent Sales of Unregistered Securities.

On December 22, 2003, we issued 5,000,000 shares of our common stock to our sole officer and director, Mark Winstein, at a price of 0.0044 per share, or $22,000. Mr. Winstein's capital contribution of $22,000 is our pre-offering working capital. There have been no other sales of our unregistered securities. All unregistered securities issued by us prior to this offering are deemed "restricted securities" within the meaning of that term as defined in Rule 144 of the Securities Act and have been issued pursuant to certain "private placement" exemptions under Sections 4(2) of the Securities Act and Regulation D, as promulgated by the Commission, such that the sales of the securities were to sophisticated or accredited investors, as that latter term is defined in Rule 215 and Rule 501 of Regulation D of the Securities Act, and were transactions by an issuer not involving any public offering. Such sophisticated or accredited investors had access to information on the registrant necessary to make an informed investment decision.

All of the aforesaid securities have been appropriately marked with a restricted legend and are "restricted securities," as defined in Rule 144 of the rules and regulations of the Commission, unless otherwise registered. All of the aforesaid securities were issued for investment purposes only and not with a view to redistribution, absent registration. All of the aforesaid persons have been fully informed and advised concerning Winmark, our business, financial and other matters. Transactions by us involving the sales of these securities set forth above were issued pursuant to the "private placement" exemptions under the Securities Act, as amended, as transactions by an issuer not involving any public offering. We have been informed that each person is able to bear the economic risk of his investment and is aware that the securities were not registered under the Securities Act, and cannot be re-offered or re-sold until they have been so registered or until the availability of an exemption therefrom. Our transfer agent will be instructed to mark "stop transfer" on its ledgers to assure that these securities will not be transferred, absent registration, or until the availability of an exemption therefrom is determined.



                                    Exhibits

The following is a list of Exhibits filed herewith by the registrant as part of the SB-2 Registration Statement and related Prospectus:

    3.1  Articles of Incorporation.
    3.2  Certificate of Amendment
    3.3  By-laws.
    3.4  Written Consent of Sole Director
    4.1  Form of Common Stock Certificate.
    5.1  Opinion and Consent of The O'Neal Law Firm, P.C.
   10.1  Escrow Agreement.
   10.2  Subscription Agreement.
   23.1  Consent of Shelley International, C.P.A.

                                  Undertakings
        We undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement:

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, Winmark certifies that we have reasonable grounds to believe that we meets all of the requirements of filing Form SB-2 and authorized this Registration Statement to be signed on our behalf by the undersigned, in the City of Washington, D.C., in the District of Columbia.


WINMARK, INC.

By: /s/ Mark Winstein
------------------------------

        Mark Winstein
        Principal Executive Officer
Dated:  October 26, 2004


By: /s/ Mark Winstein
------------------------------

        Mark Winstein
        Principal Accounting Officer
 Dated: October 26, 2004

By: /s/ Mark Winstein
------------------------------
        Mark Winstein
        Principal Financial Officer
Dated:  October 26, 2004


In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following person in the capacity and on the date stated.

By: /s/ Mark Winstein
-----------------------------
        Mark Winstein
        Director

Dated:  October 26, 2004



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